SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 4, 2013

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Endurance Specialty Holdings Ltd. (the “Company”) appointed Carrie Rosorea as its Chief Accounting Officer, effective March 4, 2013. Ms. Rosorea is to hold the office of Chief Accounting Officer of the Company until her resignation or removal.

Ms. Rosorea joined the Company in 2005 and has held several financial reporting and controller positions of increasing responsibility, most recently Executive Vice President and Corporate Controller. Prior to joining the Company, Ms. Rosorea spent approximately five years as a Controller at Alta Partners, a San Francisco-based private equity firm. Previously, Ms. Rosorea worked as an Assistant Controller at XL Mid Ocean Reinsurance Company Ltd. and as a Senior Accountant in the audit practice of Deloitte & Touche LLP, both in the United States and Bermuda. Ms. Rosorea is a Certified Public Accountant. She is 40 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 4, 2013

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary